SPACEDEV  PROPRIETARY  INFORMATION          4

                                                       Jim Benson, Chairman, CEO
                                             13855 Stowe Drive  Poway, CA  92064
                                             (858) 375-2020  Fax: (858) 375-1000
                                                        e-mail: jim@SpaceDev.com
                                                                ----------------
                                                                www.spacedev.com
                                                                ----------------


                              July  12,  2004


Steve  Durst
Lunar  Enterprise  Corporation


Dear  Steve,

Thank you for your interest in continuing the work we previously performed in the first phase of the Lunar Dish Observatory mission study. We are excited to pick-up where we left off, and to have this opportunity to add additional technical and engineering detail to that previous work.

This letter contract confirms an agreement between SpaceDev, Inc. and Lunar Enterprise Corporation, a wholly owned subsidiary of Space Age Publishing Company of Hawaii and California, related to the proposed multi-wavelength Lunar Dish Observatory Mission.

Lunar  Enterprise  agrees  to  pay  SpaceDev  the amounts show below in "Payment
Schedule" for the work to be performed in accordance with the "Statement of Work" and "Deliverables" sections described below.

SpaceDev is willing to provide one warrant to purchase one share of SpaceDev common stock for each four dollars spent under this agreement (for example 37,500 warrants for $150,000 spent). Since we do not have an open private placement, as we did last year, we believe this approach provides Lunar Enterprise with the opportunity to realize a return on its commitment to SpaceDev, and to grow along with SpaceDev. The price of the five year warrants will be set at a price relative to the stock's market price at the time this agreement is executed. We have never made this kind of offer to any customer, and we are doing it for you because you are already an investor and supporter, and we want to create a special opportunity for you to share in our current and future successes, which you are in part helping to create through this project.

With  a  signing  on  July  16,  work  will  begin  on  Friday,  July  20, 2004.

We are looking forward to completing this next important step toward returning humanity to the Moon, and are looking forward to the possibility of progressively larger steps as SpaceDev works with you to make this mission a reality.

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Please  sign below and forward the initial payment at your earliest convenience.

Onward  and  upward!


Jim

/s/ James W. Benson
CEO
SpaceDev,  Inc.




Accepted  by:                              Dated:  July 20, 2004

Steve  Durst


/s/ Steve Durst
Director
Lunar  Enterprise  Corporation

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                 Lunar Enterprise Lunar Dish Observatory Mission

                 Statement of Work for Observatory Mission Study

                           PREPARED BY SPACEDEV, INC.



STUDY  FEE:  THE  FEE  FOR  THIS  STUDY  IS  $150,000.

STUDY  OBJECTIVE:

Present a feasible and verifiable technical concept for a Lunar Dish Observatory
(LDO) mission and spacecraft with a small multi-wavelength astronomy payload, with a focus on technical issues related to a safe landing at the most appropriate site. SpaceDev will assemble an engineering team consisting primarily of SpaceDev engineers, supplemented by experienced specialists for any areas of science or engineering not possessed by SpaceDev. This second phase of the study will address the items below in more detail and depth than in the prior phase, with the addition of some new tasks. The depth and detail of the analysis and design effort will be the maximum possible commensurate with the funding available to the project.

SCHEDULE:

THIS  PROJECT  WILL  BE PERFORMED FROM JULY 20, 2004, THROUGH NOVEMBER 26, 2004.

STATEMENT  OF  WORK:
--------------------

-     Refine  Program  Management  Plan  to  include:

     o  Schedule  based  on  a  2-year  lander  program  (milestone  based)
     o  Staffing  plan
     o  Increased  accuracy  of  cost  /  budget  plan
     o  Identify  resources  needed  (test  facilities  )
     o Work with Lunar Enterprise to identify unique vendors and funding sources

- Evaluate possible Lunar landing sites. A south-pole site is recommended due to mutual visibility to Earth, deep space and solar energy and because of possible ice water. The study will include:

     o Survey useful data from current Lunar missions and expected to be available before the LDO launch date
     o  Radiation  environment
     o  Thermal  &  atmospheric  environment
     o  Expected  seasons
     o  Terrain  for  landing  purposes
     o  Earth  angle  viewing
     o  Viewing  angle  to  deep  space
     o  Solar  power  availability

-     Refine  trajectories  to  determine  nominal  approach  to  Moon

- Obtain more detailed information and prices for appropriate launch vehicles

-     Conceptual  vehicle  design:

     o  Space  vehicle  structure
          Mass  breakdown  /  budget
          Thermal  protection  requirements  on  Lunar  surface

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     o  Concept  of  Operations
     o  Propulsion  System
          Fuel  /  tank  trades
          Delta-V  requirements  /  budget  by  mission  phase
     o Landing System for a precision landing (instruments, controls and actuators)
          Evaluation of potential landing and obstacle avoidance subsystems (e.g. LIDAR)
          SpaceDev  MoTV  derivative
     o  Communications
          By  mission  phase
               -  In  Earth  orbit
               -  During  travel  to  Moon
               -  During  Lunar  orbit
               -  During  decent  to  Lunar  surface
               -  During  nominal  mission  operations
          Study  possible  frequency  bands  to  be  utilized
          Define  data  volume  and  frequency  of  transmission
          Design  communication  system  architecture
          Define  ground  station  requirements
          Perform  communications  link  analyses
     o  On-Board  Computer
          Data  storage  requirements
          Data  volume  requirements
          Processing  requirements
     o  Software  /  Communications  protocol
          Research implications of 1.3 second delay each way on communications Define command and control method
          Define  ground  segment  for  posting  /  distributing  science  data
     o  Power  System
          Analysis  of  power  budget  by  mission  phase
          Conceptual  design  of  power  system
               -  Batteries
               -  Solar  array,  size,  deployables,  etc.
     o  Guidance,  Navigation  and  Control
          By  mission  phase
               -  In  Earth  orbit
               -  During  travel  to  Moon
               -  While  orbiting  the  Moon
               -  During  nominal  mission  operations
               -  During  decent  to  Lunar  surface
                    o Define detection methodology and sensors (e.g. hazard avoidance LIDAR, etc.)
          Define  control  methodology  and  actuators
          Identify vendors for unique hardware (star tracker, kick motor, gyro, etc.

- Prepare a rough order of magnitude plan, schedule and cost estimate for a follow-up manned Lunar Dish Observatory maintenance mission.

     o Identify hardware currently available or that is expected to be available in time to support the manned mission

- Prepare and Present Mission Study Results at International Lunar Conference in India

     o  PowerPoint  Slide  Presentation,  including  material  for  the  IAF
     o  Animation  of  all  or  part  of  the  Lunar  Mission

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     o  Two  scale  models of the Lunar Dish Observatory suitable for conference exhibition  -  one  each  for  Lunar  Enterprise  Corp.  and SpaceDev's exhibits


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DELIVERABLES:
-------------

SpaceDev will prepare monthly status and progress reports in the form of PowerPoint presentations. The monthly reports will be accompanied by a telephonic description of the report highlights. Final PowerPoint and written reports will be delivered by November 26, 2004, and will summarize significant mission study results and recommendations. In addition, a presentation at the International Lunar Conference in India will be prepared and presented by a SpaceDev employee. The final report will include detailed recommendations as to the next steps to be performed.

PAYMENT  SCHEDULE

ON  SIGNING  JULY  20:  $30,000
AUGUST  20:  $30,000
SEPTEMBER  17:  $30,000
OCTOBER  15:  $30,000
NOVEMBER  26:  $30,000


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